FOR IMMEDIATE RELEASE	Company Contact
Investors: Jim Zeumer
(404) 978-6434
jim.zeumer@pultegroup.com

PULTEGROUP REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

•Earnings of $2.96 Per Share
•Closings of 7,529 Homes Generated Home Sale Revenues of $4.2 Billion
•Home Sale Gross Margin of 26.2%
•Net New Orders Totaled 6,638 Homes with a Value of $3.6 Billion
•Unit Backlog of 9,888 Homes with a Value of $6.2 Billion
•Repurchased $300 Million of Common Shares in the Quarter

ATLANTA – Oct. 21, 2025 – PulteGroup, Inc. (NYSE: PHM) announced today financial results for its third quarter ended September 30, 2025. For the quarter, the Company reported net income of $586 million, or $2.96 per share. In the prior year period, the Company reported net income of $698 million, or $3.35 per share.

“We remain disciplined in running our business consistent with PulteGroup’s long-term operating and financial strategies as we manage production volumes and capital allocation, while executing our operating model to drive high returns over the housing cycle” said PulteGroup President and CEO, Ryan Marshall. “Reflective of this approach, in our third quarter we generated home sale revenues of $4.2 billion, and earnings of $2.96 per share, while driving strong cash flow from operations and returning $344 million to shareholders through dividends and share repurchases.

“Within the current operating conditions, our diversified business platform is enabling PulteGroup to deliver strong financial results, while we continue to position the business for growth when buyer demand improves in the future,” added Mr. Marshall. “We are encouraged to see that interest rates have moved lower, but continue to monitor buyer demand that has been impacted by weaker consumer confidence and ongoing affordability challenges.”

Third Quarter Results

In the third quarter, the Company generated home sale revenues of $4.2 billion, a decrease of 2% from the $4.3 billion realized in the prior year. Home sale revenues in the period reflect a 5% decrease in closings to 7,529 homes, partially offset by a 3% increase in the average sales price of homes closed to $564,000. The higher average sales price realized in the quarter was driven by a shift in the geographic mix of homes closed relative to the prior year.

The Company’s reported home sale gross margin in the third quarter was 26.2%, compared with 28.8% in the third quarter of 2024. SG&A expense for the third quarter was $401 million, or 9.4% of home sale revenues, compared with $407 million, or 9.4% in the prior year period.

Net new orders for the third quarter totaled 6,638 homes, which is a decrease of 6% from prior year net new orders of 7,031 homes. The value of net new orders in the quarter was $3.6 billion, compared with $3.9 billion in the third quarter of last year. For its third quarter, the Company’s average community count totaled 1,002, which is an increase of 5% from the prior year.

At the end of the third quarter, the Company’s backlog was 9,888 homes with a value of $6.2 billion.

In the third quarter, the Company's financial services operations generated pre-tax income of $44 million, compared with prior year pre-tax income of $55 million. Lower pre-tax income in the period was driven primarily by lower closing volumes in the Company’s homebuilding operations, along with a decrease in mortgage capture rate to 84% compared with 87% last year.

In the third quarter, PulteGroup repurchased 2.4 million of its common shares for $300 million. Through the first nine months of 2025, the Company repurchased 8.2 million common shares, or 4.0% of shares outstanding, for $900 million, or $109.81 per share. The Company ended the quarter with $1.5 billion of cash and a debt-to-capital ratio of 11.2%.

A conference call discussing PulteGroup's third quarter 2025 results is scheduled for Tuesday, October 21, 2025, at 8:30 a.m. Eastern Time. Interested investors can access the live webcast via PulteGroup's corporate website at www.pultegroupinc.com.

Forward-Looking Statements

This release includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “may,” “can,” “could,” “might,” “should,” “will” and similar expressions identify forward-looking statements, including statements related to any potential impairment charges and the impacts or effects thereof, expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; the impact of any changes to our strategy in responding to the cyclical nature of the industry or deteriorations in industry changes or downward changes in general economic or other business conditions, including any changes regarding our land positions and the levels of our land spend; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; supply shortages and the cost of labor and building materials; the availability and cost of land and other raw materials used by us in our homebuilding operations; a decline in the value of the land and home inventories we maintain and resulting possible future writedowns of the carrying value of our real estate assets; competition within the industries in which we operate; rapidly changing technological developments including, but not limited to, the use of artificial intelligence in the homebuilding industry; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities, slow growth initiatives and/or local building moratoria; the availability and cost of insurance covering risks associated with our businesses, including warranty and other legal or regulatory proceedings or claims; damage from improper acts of persons over whom we do not have control or attempts to impose liabilities or obligations of third parties on us; weather related slowdowns; the impact of climate change and related governmental regulation; adverse capital and credit market conditions, which may affect our access to and cost of capital; the insufficiency of our income tax provisions and tax reserves, including as a result of changing laws or interpretations; the potential that we do not realize our deferred tax assets; our inability to sell mortgages into the secondary market; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans, and related claims against us; risks associated with the implementation of a new enterprise resource planning system; risks related to information technology failures, data security issues, and the effect of cybersecurity incidents and threats; the impact of negative publicity on sales; failure to retain key personnel; the impairment of our intangible assets; the disruptions associated with the COVID-19 pandemic (or another epidemic or pandemic or similar public threat or fear of such an event), and the measures taken to address it; the effect of cybersecurity incidents and threats; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See Item 1A – Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for a further discussion of these and other risks and uncertainties applicable to our businesses. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations.

About PulteGroup

PulteGroup, Inc. (NYSE: PHM), based in Atlanta, Georgia, is one of America’s largest homebuilding companies with operations in more than 45 markets throughout the country. Through its brand portfolio that includes Centex, Pulte Homes, Del Webb, DiVosta Homes, American West and John Wieland Homes and Neighborhoods, the company is one of the industry’s most versatile homebuilders able to meet the needs of multiple buyer groups and respond to changing consumer demand. PulteGroup’s purpose is building incredible places where people can live their dreams.

For more information about PulteGroup, Inc. and PulteGroup brands, go to pultegroup.com; pulte.com; centex.com; delwebb.com; divosta.com; jwhomes.com; and americanwesthomes.com. Follow PulteGroup, Inc. on X: @PulteGroupNews.

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PulteGroup, Inc.
Consolidated Statements of Operations
($000's omitted, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues:
Homebuilding
Home sale revenues	$4,248,375	$4,343,227	$12,265,619	$12,610,981
Land sale and other revenues	53,169	19,284	140,345	96,327
	4,301,544	4,362,511	12,405,964	12,707,308
Financial Services	103,255	113,831	295,241	317,848
Total revenues	4,404,799	4,476,342	12,701,205	13,025,156

Homebuilding Cost of Revenues:
Home sale cost of revenues	(3,133,548)	(3,091,267)	(8,968,112)	(8,897,835)
Land sale and other cost of revenues	(48,062)	(25,287)	(129,504)	(101,204)
	(3,181,610)	(3,116,554)	(9,097,616)	(8,999,039)

Financial Services expenses	(58,897)	(58,905)	(173,478)	(159,615)
Selling, general, and administrative expenses	(400,681)	(406,897)	(1,184,472)	(1,125,637)
Equity income from unconsolidated entities, net	2,422	2,508	3,333	42,577
Other income, net	1,755	9,702	7,110	39,709
Income before income taxes	767,788	906,196	2,256,082	2,823,151
Income tax expense	(181,954)	(208,282)	(538,967)	(653,128)
Net income	$585,834	$697,914	$1,717,115	$2,170,023

Per share:
Basic earnings	$2.98	$3.38	$8.62	$10.36
Diluted earnings	$2.96	$3.35	$8.55	$10.28
Cash dividends declared	$0.22	$0.20	$0.66	$0.60

Number of shares used in calculation:
Basic	196,536	206,774	199,258	209,374
Effect of dilutive securities	1,605	1,686	1,548	1,683
Diluted	198,141	208,460	200,806	211,057

PulteGroup, Inc.
Condensed Consolidated Balance Sheets
($000's omitted)
(Unaudited)

	September 30, 2025	December 31, 2024

ASSETS

Cash and equivalents	$1,451,532	$1,613,327
Restricted cash	28,025	40,353
Total cash, cash equivalents, and restricted cash	1,479,557	1,653,680
House and land inventory	13,351,977	12,692,820
Residential mortgage loans available-for-sale	486,066	629,582
Investments in unconsolidated entities	179,192	215,416
Other assets	2,196,179	2,001,991
Goodwill	68,930	68,930
Other intangible assets	39,335	46,303
Deferred tax assets	49,743	55,041
	$17,850,979	$17,363,763

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable	$731,104	$727,995
Customer deposits	470,745	512,580
Deferred tax liabilities	490,213	443,566
Accrued and other liabilities	1,305,319	1,412,166
Financial Services debt	404,223	526,906
Notes payable	1,623,338	1,618,586
	5,024,942	5,241,799
Shareholders' equity	12,826,037	12,121,964
	$17,850,979	$17,363,763

PulteGroup, Inc.
Consolidated Statements of Cash Flows
($000's omitted)
(Unaudited)

	Nine Months Ended
	September 30,
	2025	2024
Cash flows from operating activities:
Net income	$1,717,115	$2,170,023
Adjustments to reconcile net income to net cash from operating activities:
Deferred income tax expense	51,921	116,013
Land-related charges	69,811	19,929
Depreciation and amortization	75,549	64,975
Equity income from unconsolidated entities	(3,333)	(42,577)
Distributions of income from unconsolidated entities	3,060	2,557
Share-based compensation expense	43,221	39,247
Other, net	(739)	(74)
Increase (decrease) in cash due to:
Inventories	(635,860)	(805,331)
Residential mortgage loans available-for-sale	143,516	(45,184)
Other assets	(203,007)	(366,279)
Accounts payable, accrued and other liabilities	(161,132)	(40,115)
Net cash provided by operating activities	1,100,122	1,113,184
Cash flows from investing activities:
Capital expenditures	(91,401)	(94,065)
Investments in unconsolidated entities	(9,171)	(15,105)
Distributions of capital from unconsolidated entities	45,669	9,017
Other investing activities, net	(9,201)	(8,197)
Net cash used in investing activities	(64,104)	(108,350)
Cash flows from financing activities:
Repayments of notes payable	(9,163)	(350,453)
Financial Services borrowings (repayments), net	(122,683)	24,465
Debt issuance costs	(1,446)	—
Proceeds from liabilities related to consolidated inventory not owned	25,643	46,256
Payments related to consolidated inventory not owned	(32,981)	(94,121)
Share repurchases	(900,000)	(879,999)
Excise tax on share repurchases	(11,550)	—
Cash paid for shares withheld for taxes	(24,303)	(18,463)
Dividends paid	(133,658)	(126,560)
Net cash used in financing activities	(1,210,141)	(1,398,875)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(174,123)	(394,041)
Cash, cash equivalents, and restricted cash at beginning of period	1,653,680	1,849,177
Cash, cash equivalents, and restricted cash at end of period	$1,479,557	$1,455,136

Supplemental Cash Flow Information:
Interest paid (capitalized), net	$12,904	$20,144
Income taxes paid (refunded), net	$533,574	$546,344

PulteGroup, Inc.
Segment Data
($000's omitted)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
HOMEBUILDING:
Home sale revenues	$4,248,375	$4,343,227	$12,265,619	$12,610,981
Land sale and other revenues	53,169	19,284	140,345	96,327
Total Homebuilding revenues	4,301,544	4,362,511	12,405,964	12,707,308

Home sale cost of revenues	(3,133,548)	(3,091,267)	(8,968,112)	(8,897,835)
Land sale and other cost of revenues	(48,062)	(25,287)	(129,504)	(101,204)
Selling, general, and administrative expenses	(400,681)	(406,897)	(1,184,472)	(1,125,637)
Equity income from unconsolidated entities, net	2,422	2,508	2,083	41,527
Other income, net	1,755	9,702	7,110	39,709
Income before income taxes	$723,430	$851,270	$2,133,069	$2,663,868

FINANCIAL SERVICES:
Income before income taxes	$44,358	$54,926	$123,013	$159,283

CONSOLIDATED:
Income before income taxes	$767,788	$906,196	$2,256,082	$2,823,151

PulteGroup, Inc.
Segment Data, continued
($000's omitted)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Home sale revenues	$4,248,375	$4,343,227	$12,265,619	$12,610,981

Closings - units
Northeast	408	391	1,198	1,054
Southeast	1,444	1,340	4,039	4,284
Florida	1,932	1,984	5,464	6,051
Midwest	1,313	1,194	3,675	3,380
Texas	1,073	1,485	3,330	4,285
West	1,359	1,530	4,045	4,062
	7,529	7,924	21,751	23,116
Average selling price	$564	$548	$564	$546

Net new orders - units
Northeast	371	385	1,159	1,226
Southeast	1,354	1,340	4,115	4,130
Florida	1,721	1,681	5,363	5,399
Midwest	1,144	1,233	3,804	3,772
Texas	938	1,134	3,267	3,863
West	1,110	1,258	3,778	4,669
	6,638	7,031	21,486	23,059
Net new orders - dollars	$3,639,690	$3,928,860	$12,005,455	$12,986,027

Unit backlog
Northeast			576	739
Southeast			1,988	2,092
Florida			2,694	3,140
Midwest			1,931	2,084
Texas			885	1,215
West			1,814	2,819
			9,888	12,089
Dollars in backlog			$6,234,554	$7,694,761

PulteGroup, Inc.
Segment Data, continued
($000's omitted)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
MORTGAGE ORIGINATIONS:
Origination volume	4,782	5,005	14,037	14,442
Origination principal	$2,054,441	$2,103,197	$6,085,214	$5,998,347
Capture rate	84.4%	86.7%	85.1%	85.9%

Supplemental Data
($000's omitted)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Interest in inventory, beginning of period	$136,624	$149,362	$139,960	$139,078
Interest capitalized	26,139	26,443	78,360	86,346
Interest expensed	(31,199)	(29,708)	(86,756)	(79,327)
Interest in inventory, end of period	$131,564	$146,097	$131,564	$146,097

PulteGroup, Inc.
Reconciliation of Non-GAAP Financial Measures

This report contains information about our debt-to-capital ratios. These measures could be considered non-GAAP financial measures under the SEC's rules and should be considered in addition to, rather than as a substitute for, comparable GAAP financial measures. We calculate total net debt by subtracting total cash, cash equivalents, and restricted cash from notes payable to present the amount of assets needed to satisfy the debt. We use the debt-to-capital and net debt-to-capital ratios as indicators of our overall leverage and believe they are useful financial measures in understanding the leverage employed in our operations. We believe that these measures provide investors relevant and useful information for evaluating the comparability of financial information presented and comparing our profitability and liquidity to other companies in the homebuilding industry. Although other companies in the homebuilding industry report similar information, the methods used may differ. We urge investors to understand the methods used by other companies in the homebuilding industry to calculate these measures and any adjustments thereto before comparing our measures to those of such other companies.

The following table sets forth a reconciliation of the debt-to-capital ratios ($000's omitted):

Debt-to-Capital Ratios

	September 30, 2025	December 31, 2024
Notes payable	$1,623,338	$1,618,586
Shareholders' equity	12,826,037	12,121,964
Total capital	$14,449,375	$13,740,550
Debt-to-capital ratio	11.2%	11.8%

Notes payable	$1,623,338	$1,618,586
Less: Total cash, cash equivalents, and restricted cash	(1,479,557)	(1,653,680)
Total net debt	$143,781	$(35,094)
Shareholders' equity	12,826,037	12,121,964
Total net capital	$12,969,818	$12,086,870
Net debt-to-capital ratio	1.1%	(0.3)%